UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154-4599

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On April 28, 2015, Crown Holdings, Inc. (the “Company”) entered into a Purchase Agreement pursuant to which Crown European Holdings S.A. (the “Issuer”) agreed to issue and sell to several purchasers, for whom BNP Paribas is acting as representative, €600,000,000 aggregate principal amount of senior unsecured notes due 2025 (the “Notes”). The Notes will be sold in a private placement and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Notes will mature on May 15, 2025 and will accrue interest at a rate of 3.375% per year. Interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2015. The Issuers may redeem some or all of the Notes at any time by paying a make-whole premium, plus accrued and unpaid interest, if any, up to November 15, 2024 (6 months prior to the scheduled maturity of the notes).

If the Issuer or the Company experiences a change of control repurchase event, the Issuer may be required to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Notes are senior obligations of the Issuer and will be unconditionally guaranteed on a senior basis by the Company and, subject to applicable law and exceptions, each of the Company’s subsidiaries in the U.S., Canada, England or Wales, Luxembourg, Mexico, the Netherlands, Switzerland and Spain that are obligors under the Company’s senior secured credit facilities or that guarantee or otherwise become liable with respect to any other indebtedness of the Company, and subject to applicable law and exceptions, each of the Issuer’s subsidiaries that guarantee or otherwise become liable with respect to any indebtedness of the Company, the issuer or another guarantor or are otherwise obligors under the Company’s senior secured credit facilities which as of the issue date of the Notes is expected to include certain subsidiaries organized under the laws of France, Germany, Mexico and the Netherlands.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this report consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including the expected completion of the offering of the Notes, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this report or the actual results of operations or financial condition of the Company to differ include, without limitation, that the offering of the Notes is subject to a number of conditions. There can be no assurance that the offering of the Notes will be completed as described herein or at all. Other important factors are discussed under the caption “Forward-Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2014 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

The Company issued a press release on April 28, 2015 announcing the pricing of the Notes, a copy of which is furnished as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 10.1	Purchase Agreement, dated as of April 28, 2015, by and among the Issuer, the Company, BNP Paribas, as representative of the initial purchasers of the Notes named in Schedule I thereto, and the Guarantors (as defined therein).

Exhibit 99.1	Crown Holdings, Inc. press release dated April 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2015	CROWN HOLDINGS, INC.

	By:	/s/ David A. Beaver
	Name:	David A. Beaver
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

(d)	Exhibits:

Exhibit 10.1	Purchase Agreement, dated as of April 28, 2015, by and among the Issuer, the Company, BNP Paribas, as representative of the initial purchasers of the Notes named in Schedule I thereto, and the Guarantors (as defined therein).

Exhibit 99.1	Crown Holdings, Inc. press release dated April 28, 2015.

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